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                                                                   EXHIBIT 99.1

  THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM AND TO SUBSCRIBE FOR UNITS CONSISTING OF SHARES OF COMMON STOCK OR CLASS B COMMON STOCK AND WARRANTS OF ARCH COMMUNICATIONS GROUP, INC. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

  PLEASE FILL IN ALL APPLICABLE INFORMATION:

                                           I hereby irrevocably subscribe for
                                           the number of Units indicated
                                           above upon the terms and
                                           conditions specified in the
                                           Prospectus relating hereto.
                                           Receipt of the Prospectus is
                                           hereby acknowledged.


 1.(A) Number of Units Subscripted         Signature of Subscriber: __________
       for (not to exceed the ratio
       of one (1) Unit for every
       Right held):

                                           (Joint owners should each sign. If
                                           signing as executor,
                                           administrator, attorney, trustee,
                                           or guardian, give title as such.
                                           If a corporation, sign in full
                                           corporate name by authorized
                                           officer. If a partnership, sign in
                                           the name of authorized person.)



                                           TO BE EXECUTED ONLY BY NON-UNITED
 2. Method of Payment: Check (A)           STATES RESIDENTS:
    and (B): _______________________


                                           I hereby certify that the
 (A)Notice of Guaranteed Delivery          foregoing purchase of Common Stock
  of Payment _______________________       has been effected in accordance
                                           with the applicable laws of the
                 or                        jurisdiction in which I reside.

 (B) Multiply number of Shares             Dated:_______________________, 1998
     on Line 1(A) by $6.75 (and
     enclose money order or
     check in this amount
     payable to "Arch
     Communications Group,
     Inc.")** __________________

                                           -----------------------------------

                                           -----------------------------------

 --------

 **The Purchase Price of $6.75 used
 herein is assumed and may be more
 or less than the actual
 Subscription Price. See page   of
 the Prospectus.
SUBSCRIPTION CERTIFICATE NUMBER: _____________      NUMBER OF RIGHTS: _________

                           SUBSCRIPTION CERTIFICATE
                        ARCH COMMUNICATIONS GROUP, INC.
       SUBSCRIPTION RIGHT FOR UNITS CONSISTING OF SHARES OF COMMON STOCK

                     OR CLASS B COMMON STOCK AND WARRANTS

  This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire one unit consisting of one (1) Share of Common Stock or Class B Common Stock and a fraction of one warrant of Arch Communications Group, Inc. ("Arch") for each Right held.

  To subscribe for Shares of Common Stock and warrants, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, either (i) a notice of guaranteed delivery attached hereto, guaranteeing delivery of (a) payment for the subscription Units and
(b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a money order or check drawn on a bank located in the United States of
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America and payable to Arch Communications Group, Inc. Securities Fund for an
amount equal to the number of Units subscribed for multiplied by $6.75. Subscribers will be subsequently notified as to the number of Units subscribed and the total amount owed based on the Subscription Price as set on the
pricing date. See page     of the Prospectus. Payment for any balance will be
due three (3) business days after the Confirmation Date.

  If an outstanding balance as described above is not received within the three (3) business day period, Arch reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for Units; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Units which could be acquired by such holder upon exercise of the Rights; and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Units and to enforce the relevant guaranty of payment.

REGISTERED OWNER                          ARCH COMMUNICATIONS GROUP, INC.
                                          THE BANK OF NEW YORK as Subscription
                                           Agent

                                          By: _________________________________
                                             TO: The Bank of New York
                                                 Subscription Agent
                                                 Tender and Exchange
                                                 Department
                                                 P.O. Box 11248
                                                 Church Street Station
                                                 New York, New York 10286-1248

                                          THIS CERTIFICATE MAY NOT BE
                                           TRANSFERRED

  THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.